As filed with the Securities and Exchange Commission on May 15, 2009
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CATERPILLAR INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-0602744
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
100 NE Adams Street Peoria, Illinois 61629 (309) 675-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James B. Buda
Vice President, Secretary and General Counsel
Caterpillar Inc.
100 NE Adams Street
Peoria, Illinois 61629-7310
(309) 675-4429
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00	25,000,000 shares	$36.08	$902,000,000	$50,331.60
(1)This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act.

(2)Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) under the Securities Act on the basis of the average of the high and low sales prices of a share of Caterpillar Inc. Common Stock, as reported on the New York Stock Exchange - Composite Transactions System on May 14, 2009.

DATED MAY 15, 2009
PROSPECTUS
25,000,000 Shares

Common Stock

This prospectus relates to the sale, from time to time, by the Caterpillar Inc. Master Retirement Trust (the "Selling Stockholder"), which was created as a funding vehicle for various defined benefit pension plans maintained by the Company or its affiliates, of up to 25,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), of Caterpillar Inc. The shares of Common Stock covered by this prospectus relate to shares of Common Stock that we have contributed to the Selling Stockholder for the benefit of our employees who participate in such defined benefit pension plans.  The shares of our Common Stock may be offered for sale from time to time by Northern Trust Company (the "Trustee"), as duly appointed trustee of the Selling Stockholder, at the direction of one or more duly appointed investment managers ("Investment Managers") each of whom has certain discretionary authority to manage a portion of the Trust's assets (such portion referred to as an "account" or "fund") to achieve a specified investment objective.  None of the Investment Managers are affiliated with the Company.  The Company is registering the shares of Common Stock to provide the Trustee with freely tradable securities.  Please see “Selling Stockholder” on page 5 and “Plan of Distribution” on page 7.

Our shares of Common Stock registered under this registration statement and prospectus may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise.  These sales may be for negotiated prices or on the open market at prevailing market prices.  The Company will not receive any portion of the proceeds of the sale of the Common Stock offered by this prospectus.  The Company will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement.  The Selling Stockholder will pay all expenses incurred in connection with sales of the shares of our Common Stock covered by this prospectus.  The Selling Stockholder will also be responsible for other costs, if any, incurred in selling the shares of Common Stock, which costs may include, among other things, underwriters discounts, brokerage fees and commissions.

Our Common Stock is traded on the New York Stock Exchange under the trading symbol "CAT."  On May 14, 2009 the last sale price of our Common Stock as reported on the New York Stock Exchange was $36.07 per share.

Investment in our Common Stock involves risks.  See "Risk Factors" beginning on page 3 of this prospectus and the risk factors that are incorporated by reference into this prospectus..

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 15, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a “shelf” registration process. Under this shelf process, the Selling Stockholder may, from time to time, offer and sell, in one or more offerings, the shares of Common Stock described in this prospectus. This prospectus provides you with a general description of the shares of Common Stock the Selling Stockholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the Selling Stockholder. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone, including the Trustee, the Selling Stockholder or the Investment Managers, to provide you with any information that differs from the information in this prospectus.  The Trustee, on behalf of the Selling Stockholder, is not making an offer to sell and is not seeking to buy these securities in any jurisdiction where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, unless otherwise indicated, "we," "us," "our," "Caterpillar" and "the Company" refer to Caterpillar Inc. and its subsidiaries.

RISK FACTORS

Investing in our Common Stock involves risks. Before making a decision to invest in our Common Stock, you should carefully consider the risks described under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC (which risk factors are incorporated by reference in this prospectus), as well as the information contained in other sections of this prospectus and in other documents that we have incorporated by reference in this prospectus and in our future SEC filings.  Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated in this prospectus by reference contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing.  We use words such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and other similar terminology.  These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements.  The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(i)	Adverse change in general economic conditions;
(ii)	Adverse change in the industries Caterpillar serves including construction, infrastructure, mining, energy, marine and electric power generation;
(iii)	Caterpillar’s ability to manage material, including steel, and freight costs;
(iv)	Caterpillar’s ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs;
(v)	Material adverse change in customers’ access to liquidity and capital;
(vi)	Currency exchange or interest rates changes;
(vii)	Political stability;
(viii)	Market acceptance of the company's products and services;
(ix)	Significant changes in the competitive environment;
(x)	Epidemic diseases;
(xi)	Severe change in weather conditions negatively impacting operations;
(xii)	Changes in law, regulations and tax rates; and
(xiii)
Other general economic, business and financing conditions and factors described in more detail in our Annual Report on Form 10-K filed with the SEC on February 20, 2009 and in our future SEC filings, which are incorporated by reference in this prospectus.

We do not undertake to update these forward-looking statements.

CATERPILLAR INC.

Caterpillar, through its employees and dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines.  We believe our products make progress possible around the world.

Our products and services fall into three principal lines of business:

Machinery:  A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery - track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, skid steer loaders, underground mining and tunnel boring equipment and related parts. Also includes logistics services for other companies and the design, manufacture, remanufacture, maintenance and services of rail-related products.

Engines: A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Reciprocating engines meet power needs ranging from 5 to over 21,500 horsepower (4 to over 16 000 kilowatts). Turbines range from 1,600 to 30,000 horsepower (1 200 to 22 000 kilowatts).

Financial Products:  A principal line of business consisting primarily of Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings, Inc. (Cat Insurance) and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines, as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment.

We maintain a website at www.cat.com where general information about us is available. We are not incorporating the contents of the website into this prospectus. Our principal executive offices are located at 100 NE Adams Street, Peoria, Illinois 61629.  Our telephone number is (309) 675-1000.

THE OFFERING

The shares of Common Stock to which this prospectus relates may be sold from time to time by the Selling Stockholder. These shares were acquired by the Selling Stockholder from us through our contribution of such shares on May 15, 2009 in satisfaction of our on-going obligations to fund the defined benefit pension plans described in this prospectus.

USE OF PROCEEDS

The proceeds from any sale of the Common Stock pursuant to this prospectus are solely for the account of the Selling Stockholder and for the benefit of employees and retirees and their beneficiaries participating in the employee benefit pension plans under which the Selling Stockholder was established.  The Company will not receive any proceeds from any sale of the Common Stock by the Selling Stockholder.

SELLING STOCKHOLDER

The table below reflects the number of shares of Common Stock beneficially owned by the Selling Stockholder and held by the Trustee as of May 8, 2009, and the number of shares of Common Stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Stockholder has a present intention to do so.  The Selling Stockholder may resell all, a portion, or none of the shares of the Common Stock from time to time.  There is no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered by the Selling Stockholder under this prospectus.  The inclusion in the table of the Selling Stockholder shall not be deemed to be an admission that the Selling Stockholder, the Trustee or any Investment Manager is an "affiliate" of the Company.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior To Offering	Number of Shares of Common Stock Covered by This Prospectus	Shares Owned After the Offering Assuming the Sale of all Covered Shares
			Number	%
Northern Trust Company, as Trustee of the Caterpillar Inc. Master Retirement Trust	172,800	25,000,000	25,172,800	3.089%

The Selling Stockholder is a pension trust established under various tax-qualified defined benefit pension plans maintained by the Company or its affiliates.  The Trustee is a directed trustee with respect to the Selling Stockholder trust account in which the Common Stock is held and is subject to the direction by the Investment Managers that have discretionary authority in connection with the disposition of the shares of our Common Stock that are held in the Trust.  The Benefit Funds Committee of the Company has the power to revoke the appointment of the Investment Managers and appoint new investment managers or to change the scope of the appointment of the Investment Managers.  The Benefit Funds Committee is a committee appointed by the Company's Corporate Treasurer who was delegated this authority by the Company's Board of Directors.

Information about the Selling Stockholder may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the full text of our Restated Certificate of Incorporation and Bylaws. You should read the full text of our Restated Certificate of Incorporation and Bylaws, as well as the provisions of applicable Delaware law.

General

The authorized capital stock of the Company consists of 900,000,000 shares of Common Stock, par value $1.00 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”).  At May 8, 2009, there were 602,267,208 shares of Common Stock issued and outstanding.  No shares of Preferred Stock are currently outstanding.

Common Stock

All issued and outstanding shares of Common Stock of the Company, including the shares of Common Stock offered pursuant to this prospectus, are fully paid and non-assessable.  Holders of Common Stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments.  There are no redemption or sinking fund provisions in effect with respect to the Common Stock.  Subject to the prior right of any future series of Preferred Stock, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and to share ratably in the assets available for distribution upon liquidation. Each share of Common Stock is entitled to one vote at all meetings of stockholders. The holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

Preferred Stock

The Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, dividend rate or rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

Possible Anti-takeover Provisions

Shares of the Company’s authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law and any applicable rules of the New York Stock Exchange) be issued in one or more transactions or Preferred Stock could be issued with terms, provisions and rights which would make a takeover of the Company more difficult or more costly and, therefore, less likely.  For example, the Board may issue such capital stock to a holder or holders who might thereby obtain sufficient voting power, either by voting with the Common Stock or separately as a class, to defeat or delay a proposed business combination which may be opposed by the Board, or to assure that any proposal to remove directors, or to alter, amend or repeal certain provisions in the Company’s Restated Certificate of Incorporation would not receive the required supermajority stockholder vote or any class vote which would be required to effect such changes.  Any such issuance of additional stock could be effected by the Board acting alone without further stockholder approval.

Set forth below are descriptions of certain provisions of the Company’s Restated Certificate of Incorporation and Bylaws which could make more difficult certain unsolicited or hostile attempts to take over the Company.

The Company’s Restated Certificate of Incorporation provides that the amendment of certain provisions in the Certificate and Bylaws, including the provisions discussed in the following three paragraphs, requires the affirmative vote of the holders of 75% of the outstanding stock of the Company entitled to vote generally in the election of directors voting as a single class (“75% Stockholder Vote”).

The Company’s Board of Directors is divided into three classes with staggered three-year terms.  At each annual meeting of stockholders one of the three classes is subject to election, with the remaining directors continuing in office.

The Company’s Bylaws also provide that no action shall be taken by stockholders by written consent and that special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board.

In addition, the Restated Certificate of Incorporation and Bylaws provide that directors may be removed without cause but only by a 75% Stockholder Vote and that vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders.  The Company’s Restated Certificate and Bylaws further provide certain advance notice requirements in connection with stockholder nominations for the election of directors and other matters to be properly brought before an annual meeting by a stockholder.

Delaware’s Anti-Takeover Law

Delaware’s anti-takeover law (the “Anti-Takeover Law”) prevents, subject to certain exceptions, certain Delaware corporations from engaging, under certain circumstances, in a “business combination” (which includes a merger or sale of more than 10% of the corporation’s assets) with any “interested stockholder” (a stockholder who owns 15% or more of the corporation’s outstanding voting stock) for three years following the date that such stockholder became an “interested stockholder.” A Delaware corporation may “opt out” of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares.  The Company is a Delaware corporation that is covered by the Anti-Takeover Law and has not “opted out” of its provisions.

Listings, Transfer Agent and Registrar

The Common Stock is listed on the New York and Chicago Stock Exchanges, as well as stock exchanges in Belgium, France, Germany, Great Britain and Switzerland.

The Transfer Agent and Registrar for the Common Stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION

The Trustee at the direction of the Investment Managers may sell the shares of Common Stock covered by this prospectus for the account of the Selling Stockholder.  The registration statement, of which this prospectus is a part, registered the shares of Common Stock held by the Selling Stockholder under the Securities Act to facilitate future sales by the Selling Stockholder to the public.

The Selling Stockholder may sell shares of Common Stock pursuant to this prospectus from time to time except as may otherwise be limited by applicable law:

•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions on the New York Stock Exchange);
•
Through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;

•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;
•	Through short sales of shares of Common Stock;
•	In a combination of such transactions; or
•	By any other lawful method.

Each sale may be made at prices related to prevailing market prices or at privately negotiated prices.  The Trustee, on behalf of the Selling Stockholder and through any Investment Manager, may effect these transactions by selling the shares of Common Stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchaser of the shares of Common Stock for which such broker-dealers may act as agent or to whom they sell as principal, or both.  This compensation as to a particular broker-dealer might be in excess of customary commissions.

In effecting sales, brokers or dealers engaged by the Trustee and/or the Investment Managers may arrange for other brokers or dealers to participate in the resales.  The Trustee, on behalf of the Selling Stockholder and/or the Investment Managers, may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Common Stock.  The Trustee on behalf of the Selling Stockholder and/or the Investment Managers also may sell shares short and deliver the shares of Common Stock to close out such short positions.  The Trustee on behalf of the Selling Stockholder or the Investment Managers also may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of Common Stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus.  The Trustee on behalf of the Selling Stockholder and/or the Investment Managers may offer the shares of Common Stock in connection with the writing of exchange-traded call options, which would involve the selling of exchange-traded call option contracts over the shares of the Common Stock.  By selling a call option, the Trustee on behalf of the Selling Stockholder and/or any Investment Manager may receive a premium payment in return for giving the buyer of such option the right to buy the Common Stock at a pre-determined price.  The Trustee on behalf of the Selling Stockholder or the Investment Managers also may loan or pledge the shares of Common Stock to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may effect sales of the loaned or pledged shares of Common Stock pursuant to this prospectus.

There is no assurance that the Trustee on behalf of the Selling Stockholder, at the direction of any Investment Manager, will sell any or all of the shares of our Common Stock offered under this prospectus.

The Company has agreed to pay all expenses incurred in connection with the registration of the shares of our Common Stock offered under this prospectus, and the Selling Stockholder will pay all expenses incurred in connection with the sale of the shares of our Common Stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of Common Stock.

In connection with its sales, the Trustee, the Selling Stockholder and any participating broker/dealer may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code").  Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a "party in interest," as defined under ERISA, or a "disqualified person," as defined under the Code, were to purchase any of the shares of Common Stock being offered by any of the Selling Stockholder, other than in a blind transaction over a national securities exchange.  Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of shares of Common Stock is made, if required, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Richard Konrath, Senior Corporate Counsel for Caterpillar, will pass upon the validity of our Common Stock.

EXPERTS

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Current Report on Form 8-K dated May 14, 2009 and the Annual Report on Form 10-K for the year ended December 31, 2008, respectively, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the internal control over financial reporting of  Caterpillar Japan Ltd. because Caterpillar Japan Ltd. was consolidated by the Company on August 1, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov and from our web site at http://www.cat.com/secfilings.  Our Common Stock and certain debt securities are listed on the New York Stock Exchange.  Our Common Stock is also listed on the Chicago Stock Exchange.  Information about us is also available at those locations.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus.  This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement.  The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC's website or at the SEC offices referred to above.  Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document.  If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by writing us at the following address: Caterpillar Inc., 100 NE Adams Street, Peoria, Illinois 61629, Attention: Corporate Secretary, or by telephoning us at (309) 675-1000.

No person is authorized to give any information or represent anything not contained in this prospectus and any prospectus supplement.  The securities are only being offered in places where sales of those securities are permitted.  The information contained in this prospectus and any prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information.  Caterpillar's business, financial condition, results of operations and prospectus may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring you to those publicly filed documents that contain such information.  The information incorporated by reference is considered to be part of this prospectus.  Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on February 20, 2009;
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 1, 2009;
•	Current Report on Form 8-K filed with the Commission on May 14, 2009;
•	Current Reports on Form 8-K filed with the Commission on April 13, 2009;
•	Current Report on Form 8-K/A filed with the Commission on April 8, 2009;
•	Current Report on Form 8-K filed with the Commission on April 7, 2009;
•	Current Report on Form 8-K filed with the Commission on April 6, 2009;
•	Current Report on Form 8-K filed with the Commission on January 26, 2009 (incorporates Items 1.01 and 2.03 only);
•	Current Report on Form 8-K/A filed with the Commission on January 26, 2009.

Neither Current Reports on Form 8-K furnished under Item 2.02 of Form 8-K, nor Current Reports furnished under Item 7.01, of Form 8-K are incorporated by reference in this prospectus.

We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus, which may include periodic reports, such as the Annual Reports on Form 10-K and Quarterly Report on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.  All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses payable by the Company in connection with the sale and distribution of the Common Stock registered hereby:

SEC Registration Fee	$50,331.60
Accounting Fees and Expenses	70,000.00
Legal Fees and Expenses	5,000.00

Total	$125,331.60

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances.  Article V of the Company's Bylaws provides in effect that the Company shall provide certain indemnification to such persons.  Article Ninth of the Company's Restated Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for any breach of fiduciary duty except in certain circumstances.  The Company has purchased directors' and officers' liability insurance in the amounts and subject to the conditions set forth in such policies.

Item 16.  EXHIBITS.

The attached Exhibit Index is incorporated herein by reference.

Item 17.  UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
		(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed  prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peoria, and the State of Illinois on the 15th day of May, 2009.

CATERPILLAR INC. (Registrant)
By:	/s/James B. Buda
James B. Buda, Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

May 15, 2009	/s/James W. Owens	Chairman of the Board, Director and Chief Executive Officer
(James W. Owens)
May 15, 2009	/s/David B. Burritt	Vice President and Chief Financial Officer
(David B. Burritt)
May 15, 2009	/s/Jananne A. Copeland	Chief Accounting Officer
(Jananne A. Copeland)
May 15, 2009	/s/W. Frank Blount	Director
(W. Frank Blount)
May 15, 2009	/s/John R. Brazil	Director
(John R. Brazil)
May15, 2009	/s/Daniel M. Dickinson	Director
(Daniel M. Dickinson)
May 15, 2009	/s/John T. Dillon	Director
(John T. Dillon)
May 15, 2009	/s/Eugene V. Fife	Director
(Eugene V. Fife)
May 15, 2009	/s/Gail D. Fosler	Director
(Gail D. Fosler)
May 15, 2009	/s/Juan Gallardo	Director
(Juan Gallardo)

May 15, 2009	/s/David R. Goode	Director
(David R. Goode)
May 15, 2009	/s/Peter A. Magowan	Director
(Peter A. Magowan)
May 15, 2009	/s/William A. Osborn	Director
(William A. Osborn)
May 15, 2009	/s/Charles D. Powell	Director
(Charles D. Powell)
May 15, 2009	/s/Edward B. Rust, Jr.	Director
(Edward B. Rust, Jr.)
May 15, 2009	/s/Joshua I. Smith	Director
(Joshua I. Smith)

Exhibit Index
Exhibit No.	Description
3.1	Restated Certificate of Incorporation (incorporated by reference from Exhibit 3(i) to the Form 10-Q filed for the quarter ended March 31, 1998).
3.2	Bylaws amended and restated as of February 11, 2004 (incorporated by reference from Exhibit 3.3 to the Form 10-Q filed for the quarter ended March 31, 2004).
5.1	Legal Opinion of Mr. Richard P. Konrath.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Mr. Richard P. Konrath (included in Exhibit 5.1).